Exhibit 99.1
Oasis Petroleum Inc. Announces Quarter Ended March 31, 2019 Earnings
Houston, Texas — May 7, 2019 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced financial results for the quarter ended March 31, 2019 and provided an operational update.
Recent Highlights:

•
Delivered production during the first quarter of 2019 of 91.7 thousand barrels of oil equivalent per day (“MBoepd”), an increase of approximately 3.9% from the fourth quarter of 2018 and 3.6% above midpoint guidance. Crude oil production of 66.0 thousand barrels of oil per day (“MBopd”) was approximately 2.2% above midpoint guidance.

•
Completed and placed on production 15 gross (9.2 net) operated wells, including 12 gross (7.1 net) operated wells in the Williston Basin and 3 gross (2.0 net) operated wells in the Delaware Basin, in the first quarter of 2019.

•
Improved crude oil differentials to $1.30 off of NYMEX West Texas Intermediate crude oil index price (“NYMEX WTI”) in the first quarter of 2019, a significant improvement from the fourth quarter of 2018.

•
Oasis’s midstream subsidiary, Oasis Midstream Partners LP (NYSE: OMP) (“OMP”), continued to ramp up utilization of its second natural gas plant in Wild Basin. The completion of the second natural gas plant makes OMP the second largest natural gas processor in North Dakota.

•
Delivered net cash provided by operating activities of $174.9 million and Adjusted EBITDA of $269.3 million for the first quarter of 2019. For a definition of Adjusted EBITDA and reconciliations of Adjusted EBITDA to net income (loss) including non-controlling interests and net cash provided by operating activities, see “Non-GAAP Financial Measures” below.

“Oasis delivered a strong start to 2019, exceeding our volume expectations while maintaining capital discipline,” said Thomas B. Nusz, Oasis’s Chairman and Chief Executive Officer. “Our solid execution gives us confidence we can hit or exceed our operational targets, and generate free cash flow at the E&P business. In the Williston, our deep inventory and emphasis on operating efficiency supports rapid growth in the Delaware and overall E&P free cash flow. In the Delaware, well performance remains impressive, and we continue to advance our understanding of the subsurface as we prepare for full-field development. Oasis Midstream Services performed well over the quarter as internally controlled infrastructure supported flow assurance, reduced costs and provided access to liquid marketing points. Our strategy continues to serve us well as Oasis is built to withstand and prosper through volatile commodity prices.”
Financial and Operational Update and Outlook

•
Williston Basin production averaged 85.6 MBoepd and Delaware Basin production averaged 6.1 MBoepd during the first quarter of 2019. Oasis continues to expect volumes to range between 86.0 MBoepd and 91.0 MBoepd for the remainder of the year and the average oil production percentage to be approximately 72% over 2019 with 71% in the fourth quarter.

•
Differentials entered the year wider and quickly narrowed, and Oasis differentials averaged $1.30 per barrel off of the NYMEX WTI for the first quarter of 2019. Oasis expects differentials to remain between $1.50 and $3.50 per barrel in 2019, as the Company has experienced modest widening in Williston Basin and Delaware Basin differentials in the second quarter of 2019.

•
Oasis delivered more barrels down to the Gulf Coast from the Williston Basin on the Dakota Access Pipeline, which was the primary driver of the increase in marketing, transportation and gathering expenses (“MT&G”) to $3.96 per barrel of oil equivalent (“Boe”), which excludes non-cash valuation changes on pipeline imbalances, during the first quarter of 2019. The Company expects this trend to continue and has updated its guidance on MT&G for the full year to $3.50 to $4.50 per Boe.

•
Lease operating expenses (“LOE”) averaged $7.08 per Boe in the first quarter of 2019, towards the low end of the Company’s $7.00 to $8.00 per Boe guidance range. Oasis expects to manage LOE between $7.00 and $7.75 per Boe for the remainder of the year.

•
Capital expenditures (“CapEx”) of $226.8 million were in line with the Company’s first quarter 2019 plan for both the exploration and production (“E&P”) and midstream businesses. Oasis delivered positive free cash flow from its E&P business during the first quarter of 2019. The Company continues to expect E&P and other CapEx to range between $540 million and $560 million in 2019. Projections for free cash flow at both $50 and $60 WTI can be found on page seven of the Company’s investor presentation.

Midstream Update

•
The Boards of Directors of Oasis and OMP GP LLC, OMP’s general partner, have approved entering into acreage dedications and midstream services arrangements in the Delaware Basin on terms similar to the existing commercial arrangements between Oasis and OMP in the Williston Basin (the “Delaware Midstream Opportunity”). Final agreements have not been executed.

•
Oasis expects to dedicate to OMP certain acreage representing areas in and around its Delaware Basin position that is currently undedicated to OMP for crude oil and produced water infrastructure development. OMP expects to spend an additional $53 million to $57 million in 2019 on such infrastructure build-out, including purchases from Oasis for existing midstream assets in the Delaware Basin.

•
OMP Operating LLC (“OMP Operating”), which is a wholly owned subsidiary of OMP, will form a new development company called Panther DevCo LLC in the Delaware Basin, which will be 100% owned by OMP Operating.

•	Oasis is continuing to work with third parties for gas infrastructure and expects to provide an update in the coming months on the outcome of the selection process.

•
OMP continues to exceed expectations in the Williston Basin. More details on OMP’s performance in the Williston Basin and the Delaware Midstream Opportunity can be found in OMP’s first quarter 2019 press release issued on May 7, 2019 available on OMP’s website at www.oasismidstream.com.

•
With the increased CapEx in the Delaware Basin, total gross CapEx for midstream is now expected to range between $195 million and $219 million and net CapEx from Oasis attributable to its retained interest is now expected to range between $11 million and $13 million.

Operational and Financial Update
The following table presents select operational and financial data for the periods presented:

	Quarter Ended:
	3/31/2019	12/31/2018	3/31/2018
Production data:
Crude Oil (Bopd)	66,046	67,266	58,713
Natural gas (Mcfpd)	154,005	126,135	108,635
Total production (Boepd)	91,714	88,288	76,819
Percent Crude Oil	72.0%	76.2%	76.4%
Average sales prices:
Crude oil, without derivative settlements ($ per Bbl)	$53.52	$52.01	$61.75
Differential to NYMEX WTI ($ per Bbl)	1.30	6.79	1.12
Crude oil, with derivative settlements ($ per Bbl)(1)	55.79	44.14	54.73
Crude oil derivative settlements - net cash receipts (payments) ($ in millions)(2)	13.5	(48.7)	(37.1)
Natural gas, without derivative settlements ($ per Mcf)(2)	3.66	4.27	4.12
Natural gas, with derivative settlements ($ per Mcf)(1)(2)	3.65	4.02	4.13
Natural gas derivative settlements - net cash receipts (payments) ($ in millions)(2)	(0.1)	(2.9)	0.1
Selected financial data ($ in millions):
Revenues:
Crude oil revenues(3)	$318.1	$321.8	$326.3
Natural gas revenues	50.7	49.6	40.3
Purchased oil and gas sales(3)(4)	148.5	181.6	67.7
Midstream revenues(4)	48.0	32.1	27.9
Well services revenues	10.4	14.7	11.6
Total revenues	$575.7	$599.8	$473.8
Net cash provided by operating activities	174.9	234.4	228.4
Adjusted EBITDA(5)	269.3	214.1	232.9
Select operating expenses:
LOE	$58.4	$56.5	$44.8
Midstream expenses(4)	16.7	8.4	8.0
Well services expenses	7.0	8.8	7.4
MT&G(6)	32.7	28.9	20.8
Non-cash valuation charges	2.3	3.8	0.2
Purchased oil and gas expenses(3)(4)	149.9	179.1	70.6
Production taxes	29.6	29.9	31.0
Depreciation, depletion and amortization (“DD&A”)	189.8	170.5	149.3
Total select operating expenses	$486.4	$485.9	$332.1
Select operating expenses data:
LOE ($ per Boe)	$7.08	$6.95	$6.48
MT&G ($ per Boe)(6)	3.96	3.55	3.01
DD&A ($ per Boe)	23.00	20.99	21.59
E&P G&A ($ per Boe)	3.33	3.08	3.40
E&P Cash G&A ($ per Boe)(5)	2.30	2.18	2.46
Production taxes (% of oil and gas revenue)	8.0%	8.1%	8.5%
___________________

(1)
Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes. Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	Natural gas prices include the value for natural gas and natural gas liquids.

(3)
For the three months ended March 31, 2018, crude oil revenues, purchased oil and gas sales and purchased oil and gas expenses have been revised as described in Revision of Prior Period Financial Statements below.

(4)
For the fourth quarter of 2018, midstream revenues and midstream expenses have been adjusted to include $1.5 million and $0.8 million, respectively, for certain natural gas product sales and expenses, which were previously recognized in purchased oil and gas sales and purchased oil and gas expenses on the Company’s Condensed Consolidated Statements of Operations.

(5)
Adjusted EBITDA and E&P Cash G&A represent non-GAAP measures. See “Non-GAAP Financial Measures” below for further information and reconciliations to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).

(6)	Excludes non-cash valuation charges on pipeline imbalances.
G&A totaled $34.5 million in the first quarter of 2019, $27.9 million in the first quarter of 2018 and $30.3 million in the fourth quarter of 2018. Amortization of equity-based compensation, which is included in G&A, was $9.0 million, or $1.09 per Boe, in the first quarter of 2019 as compared to $6.8 million, or $0.98 per Boe, in the first quarter of 2018 and $7.7 million, or $0.95 per Boe, in the fourth quarter of 2018. G&A for the Company’s E&P segment totaled $27.5 million in the first quarter of 2019, $23.5 million in the first quarter of 2018 and $25.1 million in the fourth quarter of 2018.
MT&G, excluding non-cash valuation charges on pipeline imbalances, increased $11.9 million to $32.7 million in the first quarter of 2019, as compared to $20.8 million in the first quarter of 2018, primarily attributable to higher crude oil gathering and transportation expenses related to an increase in volumes being transported on the Dakota Access Pipeline to market the Company’s equity barrels, which resulted in improved price realizations. MT&G, excluding non-cash valuation charges on pipeline imbalances, increased $3.8 million as compared to $28.9 million in the fourth quarter of 2018 primarily due to the higher aforementioned costs.
Interest expense was $44.5 million for the first quarter of 2019 as compared to $37.1 million for the first quarter of 2018 and $41.5 million for the fourth quarter of 2018. Capitalized interest totaled $2.8 million for the first quarter of 2019, $4.5 million for the first quarter of 2018 and $4.0 million for the fourth quarter of 2018. Cash Interest totaled $42.6 million for the first quarter of 2019, $37.2 million for the first quarter of 2018 and $40.5 million for the fourth quarter of 2018. For a definition of Cash Interest and a reconciliation of interest expense to Cash Interest, see “Non-GAAP Financial Measures” below.
For the three months ended March 31, 2019, the Company recorded an income tax benefit of $3.7 million, resulting in a 3.3% effective tax rate as a percentage of its pre-tax loss for the quarter. The Company recorded an income tax expense of $69.5 million, resulting in a 23.5% effective tax rate as a percentage of its pre-tax income for the three months ended December 31, 2018.
For the first quarter of 2019, the Company reported net loss of $114.9 million, or $0.37 per diluted share, as compared to a net income of $0.6 million, or $0.00 per diluted share, for the first quarter of 2018. Excluding certain non-cash items and their tax effect, Adjusted Net Loss Attributable to Oasis (non-GAAP) was $6.9 million, or $0.02 per diluted share, in the first quarter of 2019, as compared to Adjusted Net Income Attributable to Oasis of $30.2 million, or $0.10 per diluted share, in the first quarter of 2018. Adjusted EBITDA for the first quarter of 2019 was $269.3 million, as compared to Adjusted EBITDA of $232.9 million for the first quarter of 2018. For definitions of Adjusted Net Income (Loss) Attributable to Oasis and Adjusted EBITDA and reconciliations to the most directly comparable GAAP measures, see “Non-GAAP Financial Measures” below.
Revision of Prior Period Financial Statements. As previously disclosed in the Company’s February press release, in connection with the preparation of the Company’s 2018 Annual Report, the Company identified errors in its previously issued 2017 annual consolidated financial statements and in each of the interim periods within 2018 and 2017. These prior period errors related to the manner in which it accounted for certain crude oil purchase and sale arrangements. Specifically, although the Company previously presented the transactions on a net basis in oil and gas revenues, the Company was required to present these purchase and sale arrangements on a gross basis in purchased oil and gas expenses and purchased oil and gas sales. The correction of these errors had no effect on the reported consolidated net income (loss) attributable to Oasis or earnings (loss) attributable to Oasis per share data. Based on an analysis of quantitative and qualitative factors, the Company determined that the related impact was not material to its consolidated financial statements, and therefore, amendments of previously filed reports are not required.
For the quarter ended March 31, 2018, the Company revised the Condensed Consolidated Statement of Operations by increasing purchased oil and gas sales, purchased oil and gas expenses, and oil and gas revenues by $49.7 million, $52.6 million and $2.9 million, respectively. The amounts presented herein reflect the impact of this revision.

As a result of the errors noted above, the Company identified a material weakness in its internal control over financial reporting as described in “Management’s report on internal control over financial reporting” in the Company's 2018 Annual Report under Part II, Item 9A. “Controls and Procedures.” During the quarter ended March 31, 2019, management implemented its remediation plan and began testing the operating effectiveness of the remediated controls.
Capital Expenditures
The following table depicts the Company’s total CapEx by category:

1Q 2019
(In millions)
CapEx:
E&P	$165.7
Well services	0.1
Other(1)	3.9
Total CapEx before midstream	169.7
Midstream(2)	57.1
Total CapEx(3)	$226.8
___________________

(1)	Other CapEx includes such items as administrative capital and capitalized interest.

(2)	Midstream CapEx attributable to OMP was $45.2 million for the three months ended March 31, 2019.

(3)
Total CapEx reflected in the table above differs from the amounts shown in the statements of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for CapEx, while the amounts presented in the statements of cash flows is presented on a cash basis.

Liquidity and Balance Sheet
As of March 31, 2019, Oasis had cash and cash equivalents of $15.4 million, total elected commitments under the Oasis credit facility of $1,350.0 million and total elected commitments under the OMP credit facility of $400.0 million. In addition, Oasis had $493.0 million of borrowings and $14.0 million of outstanding letters of credit issued under the Oasis credit facility and $345.0 million of borrowings under the OMP credit facility, resulting in a total unused borrowing base capacity of $898.0 million for both revolving credit facilities as of March 31, 2019.
On April 15, 2019, the lenders under the Oasis credit facility completed their regular semi-annual redetermination of the borrowing base scheduled for April 1, 2019, which reaffirmed the borrowing base and the aggregate elected commitment at $1,600.0 million and $1,350.0 million, respectively. In connection with the April 1, 2019 borrowing base redetermination, the Company entered into the First Amendment to the Third Amended and Restated Credit Agreement to the Oasis credit facility, dated April 15, 2019, which, among other things, incorporated the ability of the Company to request swingline loans subject to a swingline loans sublimit of $50.0 million. All other significant rates, terms and conditions of the Oasis credit facility remained the same. The next redetermination of the Oasis credit facility’s borrowing base is scheduled for October 1, 2019.
On May 6, 2019, OMP entered into an amendment to its revolving credit facility to (i) increase the aggregate amount of commitments from $400.0 million to $475.0 million; (ii) provide for the ability to further increase commitments to $675.0 million; and (iii) add a new lender to the bank group. OMP believes that it will have ample debt capacity to finance the infrastructure build-out related to the Delaware Midstream Opportunity, while managing leverage below 3.0x debt to current quarter annualized EBITDA and exiting 2019 with leverage below 2.5x.

Hedging Activity
The Company’s crude oil contracts will settle monthly based on the average NYMEX WTI for fixed price swaps and two-way and three-way costless collars. The Company’s basis swaps for crude oil will either settle monthly based on the fixed basis differential from Intercontinental Exchange, Inc. Brent crude oil index price (“ICE Brent”) to NYMEX WTI, Argus WTI Midland crude oil index price (“Midland”) to NYMEX WTI or Argus WTI Houston crude oil index price (“Houston”) to NYMEX WTI. The Company’s natural gas contracts will settle monthly based on the average NYMEX Henry Hub natural gas index price (“NYMEX HH”) for fixed price swaps. The Company’s basis swaps for natural gas will settle monthly based on the fixed basis differential from Inside FERC Northern Natural Gas Ventura (“IF NNG Ventura”) to NYMEX HH. As of May 7, 2019, the Company had the following outstanding commodity derivative contracts:

	Three Months Ending	Six Months Ending
	June 30, 2019	December 31, 2019	June 30, 2020	December 31, 2020
Crude Oil (Volume in MBopd)
Fixed Price Swaps
Volume	14.3	21.0	6.0	3.0
Price	$54.44	$57.10	$60.52	$58.85
Collars
Volume	15.0	14.0	—	—
Floor	$56.93	$58.07	$—	$—
Ceiling	$72.20	$74.64	$—	$—
3-Way
Volume	12.0	12.0	10.0	6.0
Sub-Floor	$40.83	$40.00	$40.00	$40.00
Floor	$51.25	$51.57	$55.37	$54.96
Ceiling	$68.59	$65.40	$64.13	$62.31
Total Crude Oil Volume	41.3	47.0	16.0	9.0
Basis Swaps (ICE Brent-NYMEX WTI)
Volume	2.0	—	—	—
Price	$9.68	$—	$—	$—
Basis Swaps (Midland-NYMEX WTI)
Volume	4.0	—	—	—
Price	$(6.71)	$—	$—	$—
Basis Swaps (Houston-NYMEX WTI)
Volume	3.0	1.5	—	—
Price	$4.55	$4.55	$—	$—
Total Crude Oil Basis Volume	9.0	1.5	—	—

Natural Gas (Volume in MMBtupd)
Fixed Price Swaps
Volume	36,000	30,000	—	—
Price	$2.92	$2.92	$—	$—
Total Natural Gas Volume	36,000	30,000	—	—
Basis Swaps (IF NNG Ventura-NYMEX HH)
Volume	25,000	—	—	—
Price	$0.02	$—	$—	$—
Total Natural Gas Basis Volume	25,000	—	—	—
The March 2019 crude oil derivative contracts settled at a net $2.2 million paid in April 2019 and will be included in the Company’s second quarter 2019 derivative settlements.

Conference Call Information
Investors, analysts and other interested parties are invited to listen to the conference call:

Date:	Wednesday, May 8, 2019
Time:	10:00 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1052/30383
Website:	www.oasispetroleum.com
Sell-side analysts with a question may use the following dial-in:

Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	0299125
A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Wednesday, May 15, 2019 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10131111
The conference call will also be available for replay for approximately 30 days at www.oasispetroleum.com.
Contact:
Oasis Petroleum Inc.
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in crude oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, the ability to consummate the Delaware Midstream Opportunity and realize the anticipated benefits therefrom, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of onshore, unconventional crude oil and natural gas resources in the United States. For more information, please visit the Company’s website at www.oasispetroleum.com.

Oasis Petroleum Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2019	December 31, 2018
	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$15,442	$22,190
Accounts receivable, net	456,639	387,602
Inventory	36,269	33,128
Prepaid expenses	8,404	10,997
Derivative instruments	4,467	99,930
Intangible assets, net	—	125
Other current assets	309	183
Total current assets	521,530	554,155
Property, plant and equipment
Oil and gas properties (successful efforts method)	9,073,085	8,912,189
Other property and equipment	1,216,763	1,151,772
Less: accumulated depreciation, depletion, amortization and impairment	(3,233,106)	(3,036,852)
Total property, plant and equipment, net	7,056,742	7,027,109
Derivative instruments	181	6,945
Long-term inventory	13,767	12,260
Operating right-of-use assets	24,741	—
Other assets	29,385	25,673
Total assets	$7,646,346	$7,626,142

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,172	$20,166
Revenues and production taxes payable	249,569	216,695
Accrued liabilities	338,819	331,651
Accrued interest payable	21,931	38,040
Derivative instruments	27,663	84
Advances from joint interest partners	5,072	5,140
Current operating lease liabilities	13,135	—
Other current liabilities	2,485	—
Total current liabilities	668,846	611,776
Long-term debt	2,791,333	2,735,276
Deferred income taxes	296,508	300,055
Asset retirement obligations	53,404	52,384
Derivative instruments	1,271	20
Operating lease liabilities	17,610	—
Other liabilities	6,239	7,751
Total liabilities	3,835,211	3,707,262
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 900,000,000 shares authorized; 324,829,258 shares issued and 322,051,268 shares outstanding at March 31, 2019 and 320,469,049 shares issued and 318,377,161 shares outstanding at December 31, 2018	3,182	3,157
Treasury stock, at cost: 2,777,990 and 2,091,888 shares at March 31, 2019 and December 31, 2018, respectively	(33,286)	(29,025)
Additional paid-in capital	3,087,083	3,077,755
Retained earnings	567,807	682,689
Oasis share of stockholders’ equity	3,624,786	3,734,576
Non-controlling interests	186,349	184,304
Total stockholders’ equity	3,811,135	3,918,880
Total liabilities and stockholders’ equity	$7,646,346	$7,626,142

Oasis Petroleum Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(In thousands, except per share data)
Revenues
Oil and gas revenues	$368,782	$366,595
Purchased oil and gas sales	148,471	67,709
Midstream revenues	48,021	27,922
Well services revenues	10,458	11,586
Total revenues	575,732	473,812
Operating expenses
Lease operating expenses	58,444	44,781
Midstream expenses	16,729	7,985
Well services expenses	6,970	7,387
Marketing, transportation and gathering expenses	34,950	21,013
Purchased oil and gas expenses	149,904	70,594
Production taxes	29,618	31,000
Depreciation, depletion and amortization	189,833	149,265
Exploration expenses	830	769
Impairment	629	93
General and administrative expenses	34,459	27,940
Total operating expenses	522,366	360,827
Loss on sale of properties	(2,922)	—
Operating income	50,444	112,985
Other income (expense)
Net loss on derivative instruments	(117,611)	(71,116)
Interest expense, net of capitalized interest	(44,468)	(37,146)
Other expense	(46)	(183)
Total other expense	(162,125)	(108,445)
Income (loss) before income taxes	(111,681)	4,540
Income tax benefit (expense)	3,703	(828)
Net income (loss) including non-controlling interests	(107,978)	3,712
Less: Net income attributable to non-controlling interests	6,904	3,122
Net income (loss) attributable to Oasis	$(114,882)	$590
Earnings (loss) attributable to Oasis per share:
Basic	$(0.37)	$0.00
Diluted	(0.37)	0.00
Weighted average shares outstanding:
Basic	314,464	290,105
Diluted	314,464	291,738

Oasis Petroleum Inc.
Selected Financial and Operational Statistics
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Operating results (in thousands):
Revenues
Crude oil revenues(1)	$318,121	$326,310
Natural gas revenues	50,661	40,285
Purchased oil and gas sales(1)	148,471	67,709
Midstream revenues	48,021	27,922
Well services revenues	10,458	11,586
Total revenues	$575,732	$473,812
Production data:
Crude oil (MBbls)	5,944	5,284
Natural gas (MMcf)	13,860	9,777
Oil equivalents (MBoe)	8,254	6,914
Average daily production (Boe per day)	91,714	76,819
Average sales prices:
Crude oil, without derivative settlements (per Bbl)	$53.52	$61.75
Crude oil, with derivative settlements (per Bbl)(2)	55.79	54.73
Natural gas, without derivative settlements (per Mcf)(3)	3.66	4.12
Natural gas, with derivative settlements (per Mcf)(2)(3)	3.65	4.13
Costs and expenses (per Boe of production):
LOE	$7.08	$6.48
MT&G(4)	3.96	3.01
Production taxes	3.59	4.48
DD&A	23.00	21.59
G&A	4.17	4.04
E&P G&A	3.33	3.40

___________________

(1)
For the three months ended March 31, 2018, crude oil revenues, purchased oil and gas sales and purchased oil and gas expenses have been revised. Refer to Revision of Prior Period Financial Statements for further details.

(2)
Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes. Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(3)	Natural gas prices include the value for natural gas and natural gas liquids.

(4)	Excludes non-cash valuation charges on pipeline imbalances.

Oasis Petroleum Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(In thousands)
Cash flows from operating activities:
Net income (loss) including non-controlling interests	$(107,978)	$3,712
Adjustments to reconcile net income (loss) including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	189,833	149,265
Loss on sale of properties	2,922	—
Impairment	629	93
Deferred income taxes	(3,547)	828
Derivative instruments	117,611	71,116
Equity-based compensation expenses	9,013	6,754
Deferred financing costs amortization and other	6,930	5,475
Working capital and other changes:
Change in accounts receivable, net	(71,083)	(5,708)
Change in inventory	(3,184)	(3,672)
Change in prepaid expenses	1,505	492
Change in accounts payable, interest payable and accrued liabilities	36,666	(244)
Change in other assets and liabilities, net	(4,391)	248
Net cash provided by operating activities	174,926	228,359
Cash flows from investing activities:
Capital expenditures	(237,448)	(254,838)
Acquisitions	—	(520,728)
Derivative settlements	13,446	(36,974)
Other	—	(28)
Net cash used in investing activities	(224,002)	(812,568)
Cash flows from financing activities:
Proceeds from Revolving Credit Facilities	420,000	1,470,000
Principal payments on Revolving Credit Facilities	(368,000)	(875,000)
Deferred financing costs	(43)	(215)
Purchases of treasury stock	(4,261)	(6,021)
Distributions to non-controlling interests	(4,937)	(3,450)
Other	(431)	(90)
Net cash provided by financing activities	42,328	585,224
Increase (decrease) in cash and cash equivalents	(6,748)	1,015
Cash and cash equivalents:
Beginning of period	22,190	16,720
End of period	$15,442	$17,735
Supplemental non-cash transactions:
Change in accrued capital expenditures	$(23,686)	$12,855
Change in asset retirement obligations	2,016	3,453
Issuance of shares in connection with acquisition	—	371,220

Non-GAAP Financial Measures
Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs and debt discounts included in interest expense. Cash Interest is not a measure of interest expense as determined by United States generally accepted accounting principles, or GAAP.
E&P Cash G&A
E&P Cash G&A is defined as the total general and administrative expenses included in the Company’s exploration and production segment less non-cash equity-based compensation expenses included in its exploration and production segment. E&P Cash G&A is not a measure of general and administrative expenses as determined by GAAP. Management believes that the presentation of E&P Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to equity-based compensation programs, which can vary substantially from company to company.
The following table presents a reconciliation of the GAAP financial measure of general and administrative expenses included in its exploration and production segment to the non-GAAP financial measure of E&P Cash G&A for the periods presented:

Exploration and Production
	Three Months Ended March 31,
	2019	2018
	(In thousands)
E&P general and administrative expenses	$27,527	$23,479
Equity-based compensation expenses	(8,580)	(6,454)
E&P Cash G&A	$18,947	$17,025
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended March 31,
	2019	2018
	(In thousands)
Interest expense	$44,468	$37,146
Capitalized interest	2,818	4,451
Amortization of deferred financing costs	(1,770)	(1,761)
Amortization of debt discount	(2,884)	(2,618)
Cash Interest	$42,632	$37,218
Adjusted EBITDA and Free Cash Flow are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash or non-recurring charges. The Company defines Free Cash Flow as Adjusted EBITDA attributable to Oasis less Cash Interest and CapEx, excluding capitalized interest. Adjusted EBITDA and Free Cash Flow are not measures of net income (loss) or cash flows as determined by GAAP.
The following table presents reconciliations of the GAAP financial measures of net income (loss) including non-controlling interests and net cash provided by (used in) operating activities to the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow for the periods presented:

	Three Months Ended March 31,
	2019	2018
	(In thousands)
Net income (loss) including non-controlling interests	$(107,978)	$3,712
Loss on sale of properties	2,922	—
Net loss on derivative instruments	117,611	71,116
Derivative settlements(1)	13,446	(36,974)
Interest expense, net of capitalized interest	44,468	37,146
Depreciation, depletion and amortization	189,833	149,265
Impairment	629	93
Exploration expenses	830	769
Equity-based compensation expenses	9,013	6,754
Income tax (benefit) expense	(3,703)	828
Other non-cash adjustments	2,275	209
Adjusted EBITDA	269,346	232,918
Adjusted EBITDA attributable to non-controlling interests	10,203	3,911
Adjusted EBITDA attributable to Oasis	259,143	229,007
Cash Interest	(42,632)	(37,218)
Capital expenditures(2)	(226,793)	(1,167,228)
Capitalized interest	2,818	4,451
Free Cash Flow	$(7,464)	$(970,988)

Net cash provided by operating activities	$174,926	$228,359
Derivative settlements(1)	13,446	(36,974)
Interest expense, net of capitalized interest	44,468	37,146
Exploration expenses	830	769
Deferred financing costs amortization and other	(6,930)	(5,475)
Current tax expense	(156)	—
Changes in working capital	40,487	8,884
Other non-cash adjustments	2,275	209
Adjusted EBITDA	269,346	232,918
Adjusted EBITDA attributable to non-controlling interests	10,203	3,911
Adjusted EBITDA attributable to Oasis	259,143	229,007
Cash Interest	(42,632)	(37,218)
Capital expenditures(2)	(226,793)	(1,167,228)
Capitalized interest	2,818	4,451
Free Cash Flow	$(7,464)	$(970,988)
___________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)
Capital expenditures (including acquisitions) reflected in the table above differ from the amounts shown in the statements of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statements of cash flows are presented on a cash basis. Acquisitions totaled $890.9 million for the three months ended March 31, 2018.

The following tables present reconciliations of the GAAP financial measure of income (loss) before income taxes including non-controlling interests to the non-GAAP financial measure of Adjusted EBITDA for the Company’s three reportable business segments on a gross basis for the periods presented:

Exploration and Production
	Three Months Ended March 31,
	2019	2018
	(In thousands)
Loss before income taxes including non-controlling interests	$(156,458)	$(28,184)
Loss on sale of properties	2,922	—
Net loss on derivative instruments	117,611	71,116
Derivative settlements(1)	13,446	(36,974)
Interest expense, net of capitalized interest	40,720	36,884
Depreciation, depletion and amortization	184,819	145,203
Impairment	629	93
Exploration expenses	830	769
Equity-based compensation expenses	8,580	6,454
Other non-cash adjustments	2,275	209
Adjusted EBITDA	$215,374	$195,570
___________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

Midstream Services
	Three Months Ended March 31,
	2019	2018
	(In thousands)
Income before income taxes including non-controlling interests	$46,058	$31,979
Interest expense, net of capitalized interest	3,748	262
Depreciation, depletion and amortization	9,187	6,629
Equity-based compensation expenses	465	370
Adjusted EBITDA	$59,458	$39,240

Well Services
	Three Months Ended March 31,
	2019	2018
	(In thousands)
Income before income taxes including non-controlling interests	$820	$8,107
Depreciation, depletion and amortization	3,929	3,690
Equity-based compensation expenses	561	385
Adjusted EBITDA	$5,310	$12,182

Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income (Loss) Attributable to Oasis as net income (loss) after adjusting first for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, impairment, and other similar non-cash charges, or non-recurring items, (2) the impact of net income attributable to non-controlling interests and (3) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income (Loss) Attributable to Oasis is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share as Adjusted Net Income (Loss) Attributable to Oasis divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net income (loss) attributable to Oasis to the non-GAAP financial measure of Adjusted Net Income (Loss) Attributable to Oasis and the GAAP financial measure of diluted earnings (loss) attributable to Oasis per share to the non-GAAP financial measure of Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share for the periods presented:

	Three Months Ended March 31,
	2019	2018
	(In thousands, except per share data)
Net income (loss) attributable to Oasis	$(114,882)	$590
Loss on sale of properties	2,922	—
Net loss on derivative instruments	117,611	71,116
Derivative settlements(1)	13,446	(36,974)
Impairment	629	93
Amortization of deferred financing costs	1,770	1,761
Amortization of debt discount	2,884	2,618
Other non-cash adjustments	2,275	209
Tax impact(2)	(33,596)	(9,217)
Adjusted Net Income (Loss) Attributable to Oasis	$(6,941)	$30,196

Diluted earnings (loss) attributable to Oasis per share	$(0.37)	$0.00
Loss on sale of properties	0.01	—
Net loss on derivative instruments	0.37	0.24
Derivative settlements(1)	0.04	(0.13)
Impairment	—	—
Amortization of deferred financing costs	0.01	0.01
Amortization of debt discount	0.01	0.01
Other non-cash adjustments	0.01	—
Tax impact(2)	(0.10)	(0.03)
Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share	$(0.02)	$0.10

Diluted weighted average shares outstanding(3)	314,464	291,738

Effective tax rate applicable to adjustment items	23.7%	23.7%
___________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.

(3)
No unvested stock awards were included in computing Adjusted Diluted Loss Attributable to Oasis Per Share for the three months ended March 31, 2019 because the effect was anti-dilutive due to the Adjusted Net Loss Attributable to Oasis.